EXHIBIT 8.1

May 9, 2003

SanDisk Corporation

140 Caspian Court

Sunnyvale, CA 94089

Re:	4 1/2% Convertible Subordinated Notes Due 2006

Ladies and Gentlemen:

We have acted as counsel to SanDisk Corporation (the “Company”) in connection with the issuance of $3,000,000 aggregate principal amount 4½% Convertible Subordinated Notes, due November 15, 2006 (the “Notes”), which are convertible into shares of Company Common stock. The Notes and the Company Common stock into which the Notes may be converted are described in Amendment No. 1 to the Registration Statement on Form S-3 relating to the Notes and the Company Common stock filed by the Company with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms used herein that are not otherwise defined herein have the meaning assigned to such terms in the Registration Statement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement; (2) the Indenture; (3) the Underwriting Agreement; and (4) such other agreements and documents as we have considered necessary or appropriate for the purpose of rendering the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and such documents constitute, or will constitute, valid and binding obligations of each party.

We hereby confirm that, based upon our examination of the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the discussion set forth in the Registration Statement regarding the United States federal income tax and, in the case of non-United States holders, estate tax, consequences of the purchase, ownership and disposition of the Notes and the Company Common Stock into which the Notes may be converted set forth in the Registration Statement under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” to the extent it states matters of law or legal conclusions, is correct in all material respects, based upon current United States federal tax law. There can be no assurance, however, that any of the opinions expressed therein or herein will be accepted by the Internal Revenue Service or, if challenged, by a court of law.

This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information,

SanDisk Corporation, May 9, 2003—Page 2

documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.” In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,

/s/    O’MELVENY & MYERS, LLP